                                                                  Exibit 10.8

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

                                WARRANT AGREEMENT

                   FOR SERIES B CONVERTIBLE PREFERRED STOCK OF

                         WORLDGATE COMMUNICATIONS, INC.

WARRANT NO. I

         THIS CERTIFIES that, for value received, CHARTER COMMUNICATIONS, INC., or its permitted assigns registered on the books of the Company (collectively, the "Holder"), is entitled to purchase from WORLDGATE COMMUNICATIONS, INC., a Delaware corporation (the "Company"), at any time, and from time to time, on or before 5 p.m., New York City time, on June 30, 2002, 394,880 shares (the "Shares") of fully paid and nonassessable shares of Series B Convertible Preferred Stock of the Company (the "Preferred Stock"). The purchase price for each Share (the "Share Price") is seven dollars and ten cents ($7.10) per Share or if shares of Preferred Stock are sold pursuant to the Company's Confidential Private Placement Memorandum dated September 29, 1997 (the "Current Offering") at a lower price, the purchase price will be adjusted to such lower price. The Company will not sell more than $25 million of Preferred Stock in the Current Offering without the consent of the Holder. Securities issuable upon exercise of this Warrant and the price payable therefor are subject to adjustment from time to time as hereinafter set forth. As used herein, the term "Warrant" shall include any warrant or warrants hereafter issued in consequence of the exercise of this Warrant in part.

1 . EXERCISES PAYMENT FOR OWNERSHIP INTEREST . Upon the terms and subject to the conditions set forth herein, this Warrant may be exercised in whole or in part by the Holder hereof at any time, or from time to time, by presentation and surrender of this Warrant to the principal offices of the Company, together with the Purchase Form annexed hereto, duly executed, and accompanied by payment to the Company of an amount equal to the Share Price multiplied by the number of Shares as to which this Warrant is then being exercised. Moreover, any transfer of

Shares obtained by Holder in exercise of this Warrant is subject to the requirement that such securities are registered under the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws or are exempt from registration under such laws. The Holder of this Warrant shall be deemed to be a shareholder of the Shares as to which this Warrant is exercised in accordance herewith effective immediately after the close of business on the date on which the Holder shall have delivered to the Company this Warrant in proper form for exercise and payment by certified or official bank check or wire transfer of the cash purchase price for the number of Shares as to which the exercise is being made, or by delivery to the Company of securities of the Company having a fair market value equal to the cash purchase price for such number of Shares determined as of the date of delivery. If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Shares purchasable hereunder as to which the Warrant has not been exercised. If this Warrant is exercised in part, such exercise shall be for a whole number of Shares. Upon any exercise and surrender of this Warrant, the Company (a) will issue and deliver to: the Holder a certificate or certificates in the name of the Holder for the largest whole number of Shares ID which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional Share to which the Holder otherwise might be entitled, cash in an amount equal to the fair value of such fractional share (determined in such reasonable and equitable manner as the Board of Directors of the Company shall in good faith determine), and (b) will deliver to the Holder such other securities, properties and cash which the Holder may be entitled to receive upon such exercise, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

2. AGREEMENT OF HOLDER. The Holder acknowledges that this Warrant is unregistered and that it will not be transferred or sold except that Charter Communications, Inc. may transfer this Warrant to any entity controlled by, under common control with or that controls Charter Communications, Inc.

3. ADJUSTMENTS. -Securities ~ issuable upon exercise of this Warrant and the Share Price shall be subject to adjustment from time to time as follows:

          3.1 REORGANIZATION RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE or DISTRIBUTION,

                   (a) If any capital reorganization or reclassification of the Company, or any consolidation or merger of the Company with another person, or the sale, transfer or lease of all or substantially all of its assets to another person shall be effected in such a way that holders of shares of Preferred Stock or common stock of the Company (the "Common
Stock") shall be entitled to receive stock, securities or assets with respect to or in exchange for their shares, then provision shall be made, in accordance with this Section 3.1, whereby the Holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant Agreement and in addition to or in exchange for, as applicable, the Shares subject to this Warrant immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such securities or assets as would have been issued or payable with respect to or in exchange for the aggregate Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby if (i) exercise of the Warrant or (ii) exercise of the Warrant and conversion of the Shares thereby purchasable had occurred immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Company will not effect any such consolidation, merger, sale, transfer or lease unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing or leasing such assets shall assume by written instrument (i) the obligation to deliver to such Holder such securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and (ii) all other obligations of the Company under this Warrant. The provisions of this Section 3.1(a) shall similarly apply to successive consolidations, mergers, exchanges, sales, transfers or leases. The Company shall not sell or lease any securities or assets of the Company to any holder of securities of the Company for a consideration of less than that believed by the Company, in good faith, to be the fair market value of such securities or assets, or purchase or lease, any securities or assets from any holder of securities of the Company for a consideration of more than that believed by the Company, in good faith, to be the fair market value of such securities or assets, provided, however, that this restriction shall not apply to ordinary course purchases and sales of mortgage loans, provided further that this proviso shall not be used as a device to avoid the purpose of this Section.

                  (b) If, at any time or from time to time after the date of this Warrant, the Company shall distribute to the holders of shares of Preferred Stock or Common Stock (i) securities, (ii) property, other than cash, or (iii) cash (other than cash distributed as a regular quarterly dividend in an aggregate amount in any fiscal quarter not exceeding 1.25% of the value of the Common Stock at the end of such quarterly period based on the public market value of such Common Stock), without fair payment therefor, then, and in each such case, the Holder, upon the exercise of this Warrant, shall be entitled to receive such securities, property and cash (but only to the extent, with respect to cash, such cash is paid in excess of 1.25% of the value of the Common Stock in any fiscal quarter or is paid in a special dividend or distribution) which the Holder would hold on the date of such exercise if, on the date of this Warrant, the Holder had been the holder of record of the shares of Preferred Stock or Common Stock subscribed for upon such exercise and, during the period from the date of this Warrant to and including the date of such exercise, had retained such shares of Preferred Stock or Common Stock and the securities, property and cash receivable by the Holder during such period, subject, however, to the Holder agreeing to any, as applicable, conditions to such distribution as were required of all other Holders of shares of Preferred Stock or Common Stock in connection with such distribution. If the securities to be distributed by the Company involve rights, warrants, options or any other form of convertible securities and the right to exercise or convert such securities would expire in accordance with its terms prior to the exercise of this Warrant, then the terms of such securities shall provide that such exercise or convertibility right shall remain in effect until thirty (30) days after the date the Holder of this Warrant receives such securities pursuant to (i) the exercise hereof or (ii) the exercise hereof and conversion of the underlying Shares.

                  (c) In addition to those adjustments set forth in Sections 3.1(a) and (b), but without duplication of the adjustments to be made under such Sections, if the Company:

(i) pays a dividend or makes a distribution on its Preferred Stock or Common Stock in shares of its Preferred Stock or Common Stock;

(ii) subdivides its outstanding shares of Preferred Stock or Common Stock into a greater number of shares;

(iii) combines its outstanding shares of Preferred Stock or Common Stock into a smaller number of shares;

(iv) makes a distribution on its Preferred Stock or Common Stock in shares of its capital stock other than Preferred Stock or Common Stock; and/or

(v) issues, by reclassification of its Preferred Stock Common Stock, any shares of its capital stock;

then the number and kind of Shares purchasable upon exercise of this Warrant or issuable upon conversion of the Shares shall be adjusted so that the Holder upon exercise hereof shall be entitled to receive the kind and number of Shares or other securities of the Company (such other securities thereafter enjoying the rights of Shares under this Warrant) that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised or exercised and the Shares purchased thereby converted into shares of Common Stock (or other securities, assets and cash) immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 3.1(c) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or issuance. If, as a result of an adjustment made pursuant to this Section 3.1(c), the Holder of this Warrant thereafter surrendered for exercise shall become entitled to receive shares of two (2) or more classes of capital stock, shares of Preferred Stock or Common Stock and any other class of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to all holders of this Warrant promptly after such adjustment) shall determine the allocation of the adjusted Share Price between or among shares of such classes of capital stock or shares of Preferred Stock or Common Stock and such other class of capital stock.

                  The adjustment to the number of Shares purchasable upon the exercise of this Warrant described in this Section 3.1 (c) shall be made each time any event listed in paragraphs (i) through (v) of this Section 3.1
(c) occurs.

                  (d) Simultaneously with all adjustments to the number and/or kind of securities, property and cash to be issued in connection with the exercise of this Warrant, the Share Price will also be appropriately adjusted so that at all times the Holder and all subsequent holders of this Warrant (whether in whole or in part) would not pay more than the aggregate purchase price to exercise this Warrant in full immediately after such adjustment as the Holder and all such subsequent holders had to pay immediately prior to such adjustment.

         3.2 OTHER ACTION AFFECTING SHARES. If the Company takes any action affecting its shares of Preferred Stock or Common Stock after the date hereof, that would be covered by Section 3.1 but for the manner in which such action is taken or structured, other than an action described in any of
Section 3.1, which would in any way diminish the value of this Warrant hereunder, then this Warrant shall be adjusted as to the Shares purchasable hereunder and the Share Price payable hereunder in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

         3.3 NOTICE OF ADJUSTMENTS. Upon each adjustment or readjustment of the Share Price or in the nature of the securities or other property receivable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith mail, by first class mail, postage prepaid, a copy of each such certificate addressed to the Holder of this Warrant at the address of such Holder as, shown on the books of the Company.

         3.4 SALE OF SECURITIES BELOW SHARE PRICE. (a) If, at any time or from time to time after the date of this Warrant, and other than pursuant to the Current Offering, the Company shall issue or sell any shares of Preferred Stock for a consideration per share less than the Share Price in effect immediately prior to such issuance or sale, the Share Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing (i) the sum of (A) the number of shares of Preferred Stock outstanding immediately prior to such issuance or sale multiplied by the Share Price plus (B) the consideration received by the Company upon such issuance or sale by (ii) the total number of shares of Preferred Stock outstanding after such issuance or sale.

                  (b) If, at any time or from time to time after the date of this Warrant, and other than pursuant to the Current Offering, the Company shall issue or sell any rights, options, warrants or other securities entitling the holders thereof to purchase Preferred Stock or to convert such securities into Preferred Stock at a price per share (determined by dividing
(i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or other securities plus the total amount, if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration") by (ii) the number of additional shares of Preferred Stock issuable upon exercise or conversion of such securities) which is less than the Share Price in effect on the date of such issuance or sale, the Share Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing (i) the sum of (A) the number of shares of Preferred Stock outstanding on the date of such issuance or sale multiplied by the Share Price in effect immediately prior thereto plus (B) the

Total Consideration by (ii) the number of shares of Preferred Stock outstanding on the date of such issuance or sale plus the maximum number of additional shares of Preferred Stock issuable upon exercise or conversion or such securities.

3.5      OTHER NOTICES. If at any time:

                  (a) the Company shall (i) offer for subscription pro rata to the holders of shares of the Preferred Stock or Common Stock any additional equity in the Company or other rights; (ii) pay a dividend in additional shares of the Preferred Stock or Common Stock or distribute securities or other property to the holders of shares of the Preferred Stock or Common Stock (including, without limitation, evidences of indebtedness and equity and debt securities); or (iii) issue securities convertible into, or rights or Warrants to purchase, securities of the Company (OTHER THAN STOCK OPTIONS IN THE ORDINARY COURSE OF BUSINESS TO EMPLOYEES PURSUANT TO
AN EMPLOYEE BENEFIT PLAN APPROVED BY THE COMPANY'S STOCKHOLDERS);

                  (b) there shall be any capital reorganization or reclassification or consolidation or merger of the Company with, or sale, transfer or lease of all or substantially all of its assets to another entity; or

                  (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least fifteen (15) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such subscription rights, dividend, distribution or issuance, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least fifteen (15) days' prior written notice of the date when the same shall take place if no stockholder vote is required and at least fifteen (15) days' prior written notice of the record date for stockholders entitled to vote upon such matter if a stockholder vote is required. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such subscription rights, the date on which the holders of shares of Preferred Stock or Common Stock shall be entitled to exercise their rights with respect thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of shares of Preferred Stock or Common Stock shall be entitled to exchange their shares of Preferred Stock or Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                  3.6 MODIFICATION OF ANTI-DILUTION PROVISION. Notwithstanding anything to the contrary set forth herein, prior to the time all shares of Preferred Stock shall be deemed automatically converted into shares of Common Stock, the anti-dilution provisions contained herein relating to the adjustments in the shares of Common Stock issuable upon conversion of the Shares, to the extent such provisions are duplicative with the anti-dilution provisions contained in the Certificate of Designations establishing the Preferred Stock and thereby would result in a double adjustment, shall be superceded by the anti-dilution provisions set forth in such Certificate of Designations. Once the Preferred Stock has automatically converted into shares of Common Stock then the anti-dilution provisions contained herein shall no longer be superceded by the anti-dilution provisions set forth in the Certificate of Designations establishing the Preferred Stock.

4. CALL RIGHTS. (a) Concurrently with the Company entering into an underwriting agreement relating to the sale of shares of its Common Stock pursuant to a registration statement that has become effective under the 1933 Act (an "IPO") the Company or its designee shall have the right (which right may be exercised on one (1) occasion only) to repurchase all or any portion of the Warrants or any of the Shares issued as a result of the exercise of this Warrant. The Company may exercise the call by providing the holder of the Warrant or the Shares with notice of the exercise thereof (such notice being referred to as a "Call Notice"). The Company shall, no later than thirty (30) days after the date of such Call Notice, pay to the holder (i) of the Warrant an amount in cash for each Share which could have been purchased pursuant, to the Warrant equal to the Warrant Purchase Price (as defined in Subsection (b) hereof) and/or (ii) of the Shares issued upon the exercise of the Warrant an amount in cash for each such Share equal to the Share Repurchase Price (as defined in Subsection (c) hereof). If the IPO is not consummated once the Company exercises its right of repurchase such repurchase will be deemed canceled and thereafter the Company will once again have the right to repurchase this Warrant and the Shares issuable upon the exercise hereof. The Company's right to repurchase this Warrant and/or the Shares issuable upon the exercise hereof may only be exercised and will only be in effect until June 30, 1999, or such later date as the parties may mutually agree.

          (b) If the IPO Price (as defined in Subsection (d) hereof) is equal to or less than $20.00 then the "Warrant Repurchase Price" for each Share which could be purchased pursuant to the Warrant shall be $5.40; PROVIDED, HOWEVER, if the IPO Price is greater than $20.00 then the "Warrant
Repurchase Price" shall be the sum of (i) $5.40 plus (ii) the product of
(x) the IPO Price minus $20.00 and (y) .27; PROVIDED FURTHER, HOWEVER, if an event has occurred which requires an adjustment pursuant to Section 3.1 or 3.2 (an "Adjustment Event") and such adjustment would have the effect, based on the number of Shares then outstanding or the securities, property and cash into which the Shares are convertible, of reducing the aggregate amount of consideration payable by the Company to repurchase the Warrant, then the "Warrant Repurchase Price" shall be automatically adjusted so that the aggregate consideration payable by the Company to redeem the Warrant shall be the same immediately after such Adjustment Event as would have been payable immediately prior to such Adjustment Event.

         (c) If the IPO Price (as defined in Subsection (d) hereof) is equal to or less than $20.00 then the "Share Repurchase Price" shall be $12.50; PROVIDED, HOWEVER, if the IPO Price is greater than $20.00 then the "Share Repurchase Price" shall be the sum of (i) $12.50 plus (ii) the product of (x) the IPO Price minus $20.00 and (y) .27; PROVIDED FURTHER, HOWEVER, if an Adjustment Event has occurred and such adjustment would have the effect, based on the number of Shares then outstanding or the securities, property and cash into which the Shares are convertible, of reducing the aggregate amount of consideration payable by the Company to repurchase the Shares, then the

"Share Repurchase Price" shall be automatically adjusted so that the aggregate consideration payable by the Company to redeem the Shares shall be the same immediately after such Adjustment Event as would have been payable immediately prior to such Adjustment Event.

         (d) The "IPO Price" shall be the price per share of Common Stock at which such Common Stock is initially offered for sale to the public in the IPO.

5. NO VOTING RIGHTS. Except as otherwise provided herein, this Warrant shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

6.       [Intentionally Omitted.]

7. WARRANTS EXCHANGEABLE: LOSS, THEFT, DESTRUCTION. ETC.. This Warrant is exchangeable, upon surrender hereof by the Holder hereof at the principal offices of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the Shares which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe for and purchase such Shares (not to exceed the maximum aggregate Shares which may be purchased hereunder) as shall be designated by such Holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the Holder hereof a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the Shares which may be subscribed for and purchased hereunder.

8. LEGENDS; INVESTMENT REPRESENTATIONS. Any certificate evidencing the securities issued upon exercise of this Warrant shall bear a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL SHALL BEL REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER.IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

9. REGISTRATION RIGHTS. The Holder shall be entitled to participate in the registration rights, including without limitation all demand and piggy-back registration rights and all notification rights, granted to the holders of Preferred Stock pursuant to the Stockholders' Agreement being entered into in connection with the Current Offering, in the form attached hereto as Exhibit A (with no changes thereto that are adverse to the interests of the holders of Preferred Stock from Exhibit A), on the same basis as all other holders of Preferred Stock thereunder.

10. MISCELLANEOUS. The Company and the Holder shall each pay all of its respective expenses and other, charges payable in connection with the preparation, issuance and delivery of this Warrant and all substitute Warrants other than as set forth in this Section 10. The Holder shall pay all taxes (other than any issuance taxes, including, without limitation, documentary stamp taxes, transfer taxes and other governmental charges, which shall be paid by the Company) in connection with such issuance and delivery of the Warrants and the Shares.

                  The Company shall maintain, at the office or agency of the Company maintained by the Company, books for the registration and transfer of the Warrant.

 11. RESERVATION OF SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued (a) Common Stock or its authorized and issued Common Stock held in its treasury, and (b) Preferred Stock solely for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of this Warrant or shares of Common Stock upon the conversion of the Shares, the maximum number of shares of Preferred Stock and Common Stock which may then be deliverable upon the exercise of this Warrant and/or conversion of the Shares.

                  The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company, will keep a copy of. this Warrant on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to the Holder pursuant to Section 3.5 hereof.

                  The Company covenants that all Shares which may be issued upon exercise of this Warrant and all shares of. Common Stock and other securities issued upon conversion of the Shares will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

12. OBTAINING STOCK EXCHANGE LISTINGS. The Company will, from time to time, take all actions which may be necessary so that the Shares, immediately upon their issuance upon the exercise of this Warrant, will be listed on the principal securities exchanges and markets within the United

States of America, if any, on which other shares of Preferred Stock (and in the case of the shares of Common Stock, the Common Stock) are then listed; provided, however, that this provision will not be construed to require registration of such Shares or shares of Common Stock except as otherwise provided in this Agreement and no listing will be required to the extent such listing would violate applicable laws, regulations and exchange regulations.

13. ADJUSTMENT OF NUMBER OF SHARES ISSUABLE AND EXERCISE PRICE. The number of Shares issuable upon the exercise of this Warrant (and the shares of Common Stock issued upon conversion of such Shares) and the Share Price are subject to adjustment from time to time upon the occurrence of the events enumerated in Section 3. For purposes of this Warrant, "Preferred Stock" and "Common Stock" means shares now or hereafter authorized of any class of preferred or common stock, respectively, of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

14. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with the laws of the State of Delaware, and the rights of the parties shall be governed by, the law of such State.

                  IN WITNESS WHEREOF, this Warrant Agreement has been executed as of the 7th day of November, 1997.

WORLDGATE COMMUNICATIONS, INC.

By:
   Its: Vice President

CHARTER COMMUNICATIONS, INC.

By:



Its: Senior Vice President